                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant                             [X]
Filed by a Party other than the Registrant          [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Be Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:

          Common Stock
--------------------------------------------------------------------------------

2.   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4.  Proposed maximum aggregate value of transaction:

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5.  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.  Amount Previously Paid:

--------------------------------------------------------------------------------
7.  Form, Schedule or Registration Statement No.:

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8.  Filing Party:

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9.  Date Filed:

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

                                BE INCORPORATED
                              800 El Camino Real
                                   Suite 400
                             Menlo Park, CA 94025

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On May 30, 2000

To the Stockholders of Be Incorporated:

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Be Incorporated, a Delaware corporation (the "Company"), will be held on Tuesday, May 30, 2000 at 11:00 a.m. local time at Holbrook Palmer Park--The Pavilion, 150 Watkins Avenue, Atherton, CA 94027 for the following purposes:

  1. To elect two (2) directors to hold office until the 2003 Annual Meeting of Stockholders.

  2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

  3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on April 14, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Daniel S. Johnston

                                          Daniel S. Johnston
                                          Secretary

Menlo Park, California
April 24, 2000


   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                BE INCORPORATED
                              800 El Camino Real
                                   Suite 400
                             Menlo Park, CA 94025

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On May 30, 2000

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Be Incorporated, a Delaware corporation ("Be" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 30, 2000, at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Holbrook Palmer Park--The Pavilion, 150 Watkins Avenue, Atherton, CA 94027. The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2000, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

  Only holders of record of common stock at the close of business on April 14, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 14, 2000, the Company had outstanding and entitled to vote 35,822,854 shares of common stock.

  Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

  All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

  You may vote your shares telephonically by calling toll free 1-800-240-6326, or via the Internet at the following Web site: http://www.eproxy.com/beos/.

 For Shares Registered in the Name of a Broker or Bank

  A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that also offer telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

 General Information for All Shares Voted Via the Internet or By Telephone

  Votes submitted via the Internet or by telephone must be received by 12:00 p.m., Pacific Daylight Time on May 26, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

  The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 800 El Camino Real, Suite 400, Menlo Park, CA 94025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

  The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2000. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board of Directors is presently composed of seven members. There are two directors in the class whose term of office expires in 2000. Each of the nominees for election to this class are currently directors of the Company who were previously elected by the Board to fill a vacancy. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The person nominated for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2003 Annual
Meeting

 Christian E. Marchandise

  Mr. Marchandise, age 50, has served as a director of the Company since December 1995. Since 1991, Mr. Marchandise has served as Chief Executive Officer of e-LaSer. Mr. Marchandise also serves as the Chief Executive Officer of Smart Valley Investment, LLP. Mr. Marchandise attended the University of Economics and Law, Paris X--Nanterre.

 William F. Zuendt

  Mr. Zuendt, age 52, has served as a director of the Company since October 1999, and is a member of the Audit Committee. Mr. Zuendt was associated with Wells Fargo & Company from 1973, serving in various capacities including having responsibility for their computer systems and operations and directing Wells Fargo's retail banking business. Most recently, Mr. Zuendt served as Wells Fargo's President and Chief Operating Officer, retiring in December 1997. Mr. Zuendt also serves as a director of 3Com Corporation and Advent Software, Inc. Mr. Zuendt holds a B.S. in Mathematics from Rensselaer Polytechnic Institute and an M.B.A. degree from Stanford University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF THE NAMED NOMINEES.

Directors Continuing in Office Until the 2001 Annual Meeting

 Barry M. Weinman

  Mr. Weinman, age 61, has served as a director of the Company since February 1998. and is a member of the Audit Committee and Compensation Committee. Since 1993, Mr. Weinman has served as a General Partner for Media Technology Ventures and as Managing Director of Media Technology Equity Partners, the newly created media fund of AVI Management Partners III. Mr. Weinman also serves as a director of Women.com, Quokka Sports. Inc., TalkCity, Inc., and InfoGear Technology Corporation. Mr. Weinman holds a B.S. from the Clarkson University, and an M.A. from the London School of Economics/University of Southern California.

 Garrett P. Gruener

  Mr. Gruener, age 45, has served as a director of the Company since April 1996, and is a member of the Compensation Committee. Since 1996, Mr. Gruener has served as a General Partner in Alta Partners Venture Capital Company. From 1992 to 1996, Mr. Gruener served as a Vice President of Burr, Egan, Deleage & Co. Mr. Gruener specializes in information technology. Mr. Gruener also serves as a director of CyberGold, Inc., ImageX.com, Inc., and Ask Jeeves, Inc. Mr. Gruener holds a B.S. in Political Science from the University of California, San Diego and an M.A. from the University of California, Berkeley.

 Andrei M. Manoliu

  Dr. Manoliu, age 48, has served as a director of the Company since February 2000. Since April 2000, Dr. Manoliu has been an independent business and financial consultant to emerging growth companies. From 1982 to March 2000, Dr. Manoliu was associated with Cooley Godward LLP, the Company's outside legal counsel, most recently as senior partner. Dr. Manoliu studied Physics at the University of Bucharest, Romania, obtained a Ph.D. in Solid State Physics from the University of California, Berkeley and a J.D. from Stanford Law School.

Directors Continuing in Office Until the 2002 Annual Meeting

 Jean-Louis F. Gassee

  Mr. Gassee, age 55, co-founded Be in 1990 and has served as President, Chief Executive Officer and Chairman of the Board of the Company since October 1990. Prior to forming Be, Mr. Gassee was associated with Apple Computer, Inc. for ten years serving in numerous capacities including President of Apple Products, the R&D and Manufacturing division of Apple. Prior to joining Apple Computer, Inc., Mr. Gassee was President and General Manager of the French subsidiary of Exxon Chemical Company. He also held several management positions with Data General Corporation, including Chief Executive Officer of Data General for France and Director of Product Marketing for Europe. Mr. Gassee serves as a director of several private and publicly traded companies. Mr. Gassee serves as a director of 3Com Corporation, Electronics for Imaging, Inc., Logitech International S.A., and VirtualFund.com, Inc. Mr. Gassee holds an M.A. of Science from the Faculty of Sciences (France).

 Stewart Alsop

  Mr. Alsop, age 48, has served as a director of the Company since March 1999, and is a member of the Compensation Committee. Since 1998, Mr. Alsop has served as a General Partner at New Enterprise Associates, a venture capital investment firm. Mr. Alsop was a Venture Partner at New Enterprise Associates from 1996 to 1998. From June 1991 to 1996, Mr. Alsop served as Senior Vice President and Editor-in-Chief of InfoWorld Media Group, Inc., which publishes InfoWorld, a weekly newspaper for information-technology professionals. Mr. Alsop also serves as a director of Tivo, Inc., Egreetings Network, Inc. and Netcentives, Inc. Mr. Alsop holds a B.A. in English from Occidental College.

Board Committees and Meetings

  During the fiscal year ended December 31, 1999 the Board of Directors held eight meetings and acted by unanimous written consent twice. The Board has an Audit Committee and a Compensation Committee.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee was formed by the Board in May 1999 and held one meeting during the fiscal year ended December 31, 1999. During the first five months, the Audit Committee was composed of two non-employee directors: Messrs. Alsop and Weinman. In October 1999, Mr. Alsop was replaced by Mr. Zuendt.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee was formed by the Board in May 1999 and it did not meet or act by unanimous written consent during the fiscal year ended December 31, 1999. During the first five months, the Compensation Committee was composed of two non-employee directors: Messrs. Gruener and Weinman. In October 1999, Mr. Alsop joined the Compensation Committee.

  During the fiscal year ended December 31, 1999, each of the Company's directors, except Christian Marchandise, attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 1991. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL 2.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of April 14, 2000:

  . each stockholder who is known by us to own beneficially more than 5% of Company's common stock;

  .  each of our named executive officers;

  .  each of our directors; and

  .  all of our directors and executive officers as a group.

  Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Company's common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 35,822,854 shares of common stock outstanding as of April 14, 2000, together with options and/or warrants for that stockholder that are currently exercisable or exercisable within 60 days of April 14, 2000. In computing the number and percentage of shares beneficially owned by a person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of April 14, 2000 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

                                   Shares Issuable
                                     pursuant to   Shares Beneficially Owned
                                       Options     (Including the Number of
                                     Exercisable        Shares Shown in
                                   within 60 days      the First Column)
                                    of April 14,   ----------------------------
Name of Beneficial Owner                2000          Number        Percent
------------------------           --------------- -------------- -------------
New Enterprise Associates VI,
 L.P..............................         --           2,288,462        6.39%
 c/o New Enterprise Associates
 2490 Sand Hill Road
 Menlo Park, CA 94025
Intel Corporation(1)..............         --           3,076,924        8.24
 2200 Mission Boulevard
 Santa Clara, CA 95052
Jean-Louis F. Gassee..............     145,833          4,127,594       11.48
Stewart Alsop.....................      43,750             43,750          *
Garrett P. Gruener................      43,750            108,937          *
Barry M. Weinman(2)...............      43,750          1,457,443        4.06
Steve M. Sakoman..................     429,582            589,693        1.63
Christian E. Marchandise(3).......      43,750             46,049          *
William F. Zuendt.................         --                 --           *
Andrei M. Manoliu(4)..............         --               6,365          *
Albert A. Lombardo(5).............      54,581            104,119          *
All officers and directors as a
 group (9 persons)(6).............                      6,483,950       17.70%

--------
 * Represents beneficial ownership of less than one percent of the common stock.

(1)  Includes 1,538,462 shares issuable pursuant to a warrant.

(2) Includes 1,207,777 shares held by AVI Capital, L.P., 187,031 shares held by Associated Venture Investors III, 12,885 shares held by AVI Silicon Valley Partners L.P. and 1,000 shares held by the Weinman Family Trust, dated September 25, 1998. AVI Capital Management, L.P. is the general partner of AVI Capital. AVI Management Partners III, L.P. is the general partner of Associated Venture Investors III and AVI Silicon Valley Partners. Mr. Weinman is a general partner of AVI Capital Management and AVI Management Partners III. Mr. Weinman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3) Includes 747 shares and 452 shares issuable upon exercise of warrants held by Charlotte Marchandise and 1,000 shares held by Smart Valley Investment LLC. Mr. Marchandise claims voting power over the shares and warrant held by Charlotte Marchandise, his daughter. Mr. Marchandise is the Chief Executive Officer of Smart Valley Investment, and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4) Shares are held by the Manoliu-Neimat Living Trust, of which Mr. Manoliu is a trustee.

(5) Includes 38,288 shares held by the Albert A. Lombardo 1994 Trust, dated 8/11/94, of which Mr. Lombardo is a trustee.

(6) Also includes 1,000 shares held by Smart Valley Investment LLC, 747 shares and 452 shares upon the exercise of warrants held by Charlotte Marchandise, 1,407,693 shares held by the AVI entities and 1,000 shares held by the Weinman Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

Compensation of Directors

  Directors who are also executive officers of the Company do not receive any additional compensation for serving as members of the Board of Directors or any committee of the Board of Directors. Only those directors who are not also employees of the Company or an affiliate (as defined in the Code), are eligible to receive options under the 1999 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Stock options granted under the Directors' Plan cannot qualify as incentive stock options under the Code.

  Option grants under the Directors' Plan are automatic. On the date of approval of the Directors' Plan by the Board, each non-employee director was automatically granted a stock option to purchase 150,000 shares of common stock. On the date on which a person is first elected or appointed a non-employee director, that person will automatically be granted a stock option to purchase 100,000 shares of common stock under the Directors' Plan. On the date that a stock option granted under the Directors' Plan becomes fully vested, the optionholder, if still a non-employee director, will automatically be granted a stock option to purchase 100,000 shares of common stock. The exercise price of a stock option granted under the Directors' Plan is 100% of the fair market value of a share of the common stock subject to the stock option on the date of grant. Stock options granted under the Directors' Plan have a term of ten years and vest over a four year period with 25% of the shares vesting at the end of the first year of service and thereafter at a rate of 1/48th of the shares monthly in accordance with their terms. In the event the Company merges with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares which would not otherwise be exercisable.

  During the last fiscal year, the Company granted options covering 700,000 shares to five non-employee directors of the Company, at a weighted average exercise price per share of $5.11, the fair market value of such common stock on the date of grant. For options granted prior to the Company's initial public offering, the fair market value of the common stock was determined by the Board of Directors at the time of grant, and for options granted after the Company's initial public offering, the fair market value of the common stock is based on the closing sales price of the Company's common stock reported on the Nasdaq National Market on the date of grant. As of April 14, 2000, no options had been exercised under the Directors' Plan.

Compensation of Executive Officers

 Summary of Compensation

  The following table shows for the fiscal years ended December 31, 1998 and 1999, compensation awarded or paid to, or earned by: (i) the Company's Chief Executive Officer; (ii) its other highest compensated executive officers whose annual salary and bonus were in excess of $100,000 at December 31, 1999; and
(iii) one former executive officer who departed from the Company during the fiscal year 1999 (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                    Long-term
                                                                   Compensation
                                             Annual Compensation      Awards
                                            ---------------------  ------------
                                                                    Securities
                                                     Other Annual   Underlying
Name and Principal Position         Year(1)  Salary  Compensation    Options
---------------------------         ------- -------- ------------  ------------
Jean Louis F. Gassee...............  1999   $275,000        --       500,000
 Chief Executive Officer and
  Director                           1998    187,500        --       500,000

Steve M. Sakoman...................  1999    213,333        --       250,000
 Chief Operating Officer             1998    175,000        --       340,000

Wesley S. Saia.....................  1999    212,500        --       250,000
 Vice President and Chief Financial
  Officer                            1998    162,500        --       250,000

Roy Graham(3)......................  1999    178,198   $135,000(2)   660,000
 Executive Vice President, Sales
  and Marketing                      1998        --         --           --

--------
(1) The Company's Registration Statement on Form S-1 for its initial public offering was declared effective by the Securities and Exchange Commission in July 1999, and therefore, as permitted by the rules promulgated by the Securities and Exchange Commission, no amounts are shown for the fiscal year ending December 31, 1997.

(2)  Consists of severance payments made to Mr. Graham.

(3)  Mr. Graham terminated his employment with the Company in November 1999.

Stock Option Grants and Exercises

  The Company grants options to its Named Executive Officers under its 1999 Equity Incentive Plan (the "Incentive Plan"). As of April 14, 2000, options to purchase a total of 5,310,989 shares were outstanding under the Incentive Plan and options to purchase 2,160,574 shares remained available for grant thereunder. See "Employment, Severance and Change of Control Agreements" for details regarding the vesting schedule for certain optionholders upon a change-in-control of the Company.

  The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                                                    Potential Realizable Value at
                                                                    Assumed Annual Rates of Stock
                                                                    Price Appreciation for Option
                                     Individual Grants                         Term(2)
                         ------------------------------------------ -----------------------------
                         Number of  % of Total
                         Securities  Options
                         Underlying Granted to Exercise
                          Options   Employees    Price   Expiration
                          Granted   in 1999(1) Per Share    Date        5%        10%
                         ---------- ---------- --------- ---------- ---------- ----------
Jean Louis F. Gassee....  500,000     11.55%     $5.00    3/29/09   $2,386,684 $5,281,227
Steve M. Sakoman........  250,000      5.78       5.00    3/29/09    1,193,342  2,640,614
Wesley S. Saia..........  250,000      5.78       5.00    3/29/09    1,193,342  2,640,614
Roy Graham..............  660,000     15.25       5.00    3/29/09    3,150,423  6,971,220

--------
(1) The total number of options granted to the Company's employees in fiscal year 1999 was 4,328,000.

(2) In order to comply with the rules of the Securities and Exchange Commission, the gains or "option spreads" that would exist for the respective options the Company has granted to the named executive officers are included. The Company calculates these gains based upon the initial public offering price of $6.00 per share appreciating at 5% and 10% compounded annually from the date of the option grant until the termination date of the option. These gains do not represent the Company's estimate or projection of the future common stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                                   Number of Securities       Value of Unexercised
                                                  Underlying Unexercised     In-the-Money Options at
                           Shares              Options at December 31, 1999     December 31, 1999(1)
                          Acquired     Value   ---------------------------- -------------------------
          Name           on Exercise Realized  Exercisable(2) Unexercisable Exercisable Unexercisable
          ----           ----------- --------- -------------- ------------- ----------- -------------
Jean Louis F. Gassee....      --           --      93,750        406,250    $1,669,969   $7,236,531
Steve M. Sakoman........      --           --     386,875        203,125     8,472,404    3,618,266
Wesley S. Saia..........   57,288    $1,286,86    223,947        203,125     4,812,553    3,618,266
Roy Graham..............      --           --     285,000            --      5,076,705          --

--------
(1) The amount set forth represents the difference between the fair market value of the underlying common stock as of December 31, 1999 ($22.813) and the exercise price of the option, multiplied by the number of shares underlying the option.

(2) The shares listed for Messrs. Sakoman and Saia include an unvested portion of options which may be exercised prior to vesting under the Company's 1992 Stock Option Plan and will be subject to the Company's right of repurchase.

Employment, Severance and Change of Control Agreements

  Wesley S. Saia, the Company's former Vice President and Chief Financial Officer, entered into an at-will employment agreement with us on June 22, 1998. The agreement provided that Mr. Saia is entitled to a severance package consisting of six months salary in the event that his employment is terminated without cause or resulting from our change in control. This employment agreement also entitles him to all company benefits for a period of six months from the date of written notice of termination. Mr. Saia resigned as Vice President and Chief Financial Officer on February 29, 2000.

  Roy Graham, the Company's former Executive Vice President, Sales and Marketing, entered into a separation agreement with us on November 2, 1999. This agreement which we entered into in connection with Mr. Graham leaving the Company provides for, among other things, a severance payment of $135,000 and the immediate vesting of 125,000 shares of common stock subject to unvested stock options held by Mr. Graham. The agreement also provides for a release by Mr. Graham of any claims against us including any arising under Mr. Graham's employment with the Company or the termination of that employment.

  We have entered into a Change of Control Agreement with all of our officers and certain other employees. These agreements, provide that, among other things, if employee's employment is terminated without cause or if at any time during the period starting six months prior to the date of a change of control of Be and ending eighteen months following the change of control, employee resigns for good reason which includes any material reduction in the package of benefits and incentives provided to the employee or elimination of employee's duties or responsibilities, then the employee shall be entitled to a severance payment equal to twelve months of employee's base salary immediately prior to the termination and all of the unvested options issued to employee shall be accelerated in full and immediately exercisable. The agreement also provides for a release by employee of any claim against us including any arising under the employee's employment or termination of employment with us.

         REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION/1/

  The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for determining salaries, incentive compensation, and awarding stock options for our employees and officers and established policies governing our stock programs. The Committee was formed in May 1999 and it did not meet during the fiscal year ended December 31, 1999. The determination of executive compensation, stock options grants and compensation policies for the year ended 1999 was made by the Company's Board of Directors

Compensation Policy

  The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and award the highest quality executive officers and key employees. The key elements of this policy are:

  . The Company pays competitively with leading software and other technology companies with which the Company competes for talent.

  . The Company provides significant equity-based incentives for executives and employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

  . The Company rewards executives and key employees who contribute to the Company's progress and long-term success.

Base Salary and Long-Term Incentives for Executives

  The executive officers' salary in 1999 was established by the Board based on determination of several factors, including, individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries and stock options awarded to executive officers are not determined by the Company's achievement of specific corporate performance criteria but rather a subjective evaluation of the officer's performance and contribution to the Company's long-term success. The Board increased executive officers' base salaries in 1999, in the average of approximately 30%, to bring the salaries with what it believed to be in line with those for executives of public software and other technology companies and to reflect each of the officers' contributions to the Company's progress. There were no bonuses awarded to executives in 1999.

  In awarding stock options prior to the formation of the Committee, the Board of Directors considered individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. The stock options awarded in 1999 to each of the existing executive officers was equal to or less than those awarded to the officer in the prior year and reflect the Company's compensation policy to retain and reward executives and employees contributing to the Company's accomplishments in 1999 and overall long-term success. In the year ending December 31, 1999, the Company's key accomplishments includes:

  .  Completion of the initial public offering;

  . Further development and progress of the Company's software platform intended for the Internet appliance market;
--------
  /1/The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language contained in such filing.

  . Established relationships with key technology partners such as Sun Microsystems, Intel Corporation, RealNetworks and Opera Software;

  .  Released version 4.5 of BeOS; and

  . Established relationships with key device manufacturers and OEMs in the Internet appliance market such National Semiconductor and Compaq Computer Corporation.

Chief Executive Officer Compensation.

  The Committee uses the same procedures described above in setting the annual salary and stock option awards for Jean-Louis Gassee, the Company's Chief Executive Officer. Mr. Gassee's base annual salary for 1999 was increased from $200,000 to $300,000. In setting this amount, the Board took into account (i) Mr. Gassee's significant and broad-based experience in the software and computer industry and general acknowledgment as a leading executive in the software industry; (ii) the scope of Mr. Gassee's increased responsibilities, especially as the Company progressed towards becoming a public company, and
(iii) the Board's confidence in Mr. Gassee to lead the Company's overall management, development and marketing efforts, especially as a public Company. In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. The number of options granted to Mr. Gassee in 1999 was same as those in 1998.

  Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as "performance-based compensation."

                                          The Board of Directors

                                          Jean-Louis F. Gassee
                                          Stewart Alsop
                                          Garrett P. Gruener
                                          Andrei M. Manoliu
                                          Christian E. Marchandise
                                          Barry M. Weinman
                                          William F. Zuendt

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  None of the members of the Company's Compensation Committee of the Board of Directors is currently or has been, at any time since our formation, an officer or employee of the Company. The Company's full Board of Directors set the Company's compensation policies and determined the compensation of executive officers with respect to 1999 compensation.

                     PERFORMANCE MEASUREMENT COMPARISON/1/

  The following graph shows the total stockholder return of an investment of $100 in cash on July 20, 1999 for (i) the Company's common stock, (ii) the Nasdaq Stock Market Index and (iii) the S&P Computers (Software & Services) Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                 COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN
           AMONG BE INCORPORATED, THE NASDAQ STOCK MARKET (U.S) INDEX
              AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX

                                               NASDAQ         S&P
Measurement Period           BE                STOCK MARKET   COMPUTERS
(Fiscal Year Covered)        INCORPORATED      INDEX          INDEX
---------------------        ---------------   ------------   ----------
Measurement Pt-07/20/1999    $100.00           $100.00        $100.00
FYE 07/1999                  $113.54           $ 98.23        $ 93.82
FYE 08/1999                  $104.17           $102.34        $ 98.70
FYE 09/1999                  $117.71           $102.42        $101.90
FYE 10/1999                  $ 95.83           $110.42        $106.56
FYE 11/1999                  $239.58           $123.32        $113.62
FYE 12/1999                  $380.22           $150.90        $143.93

--------
  /1/This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             CERTAIN TRANSACTIONS

  On July 20, 1999, some of our existing stockholders purchased shares offered in connection with our initial public offering at the offering price of $6.00 per share, with the exception of 1,000 shares purchased by an entity affiliated with Mr. Weinman, one of our directors, at a price of $8.40 per share. The purchasers of our common stock in our initial public offering included, among others, the following directors, entities associated with directors, and holders of 5% or more of our common stock:

                                                                         Common
     Investor                                                             Stock
     --------                                                            -------
     Alta California Partners, L.P. .................................... 100,000
     Barry M. Weinman................................................... 103,000
     Jean Louis F. Gassee...............................................  50,000
     New Enterprise Associates, VI L.P. ................................ 200,000

  For purposes of the above table, shares held by all affiliated persons and entities have been aggregated.

  We have entered into indemnification agreements with our directors and certain of our other officers for the indemnification of and advancement of expenses to these persons to the full extent permitted under Delaware law and the Company's Bylaws. We also intend to execute these agreements with our future directors and certain other officers.

  We believe that each of the foregoing transactions were in our best interest. As a matter of policy the transactions were, and all future transactions between ourselves and any of our officers, directors or principal stockholders will be, approved by a majority of the independent and disinterested members of the board of directors. Furthermore, the transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Daniel S. Johnston

                                          Daniel S. Johnston
                                          Secretary

April 24, 2000

                                 [LOGO OF BE]

                        ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, May 30, 2000
                                  11:00 a.m.

                      Holbrook Palmer Park - The Pavilion
                              150 Watkins Avenue
                              Atherton, CA 94027

     800 El Camino Real
     Menlo Park, CA 94025                                             PROXY
--------------------------------------------------------------------------------
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 30, 2000.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Jean-Louis F. Gassee and Daniel S. Johnston, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                     See reverse for voting instructions.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------

There are three ways to vote your Proxy


Your telephone or internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 26, 2000.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above.
 . Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/BEOS/

 . Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
  12:00 p.m. on May 26, 2000.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit
  Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Be Incorporated, c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.



   If you vote by Phone or Internet, please do not mail your Proxy Card
                              Please detach here


     The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. To elect two (2) directors to hold office until    01 Christian E. Marchandise    [ ]  Vote FOR            [ ]  Vote WITHHELD
   the 2003 Annual Meeting of Stockholders            02 William F. Zuendt                all nominees             from all nominees

                                                                                          (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee,             -----------------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                    -----------------------------------------------


2. To ratify selection of PricewaterhouseCoopers LLP as independent auditors of
the Company for its fiscal year ending December 31, 2000                             [ ]For          [ ] Against         [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                                                                                        ---

Address Change? Mark Box   [ ]
Indicate changes below:
                                                                                           Date__________________________


                                                                                    -----------------------------------------------


                                                                                    -----------------------------------------------


                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appear on
                                                                                    Proxy. If held in joint tenancy, all persons
                                                                                    must sign. Trustees, administrators, etc.,
                                                                                    should include title and authority. Corporations

                                                                                    should provide full name of corporation and
                                                                                    title of authorized officer signing the proxy.